As filed with the U.S. Securities and Exchange Commission on July 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Galileostraße 335

82131 Gauting, Germany

+49 160 9704 6857

(Address and telephone number of Registrant’s principal executive offices)

Roger Franks

c/o Lilium Aviation Inc.

2385 N.W. Executive Center Drive, Suite 300

Boca Raton, Florida 33431

561-526-8460

(Name, address and telephone number of agent for service)

Copies to:

Valerie Ford Jacob

Michael A. Levitt

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

212-277-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 26, 2024

PRELIMINARY PROSPECTUS

Lilium N.V.

$250,000,000
Class A Shares,
Warrants &
Rights

Lilium N.V., a Dutch public limited liability company (the “Company,” “Lilium,” “we,” “us,” “our” or similar terms) may offer from time to time up to a total amount of $250,000,000 in any combination of the securities described in this prospectus, consisting of (i) Class A ordinary shares of the Company, nominal value €0.01 per share (the “Class A Shares”), (ii) warrants to purchase Class A Shares (the “Warrants”) and (iii) rights to purchase Class A Shares (the “Rights” and, collectively with the Class A Shares and Warrants, the “Securities”), in one or more offerings under this prospectus and on the terms described in one or more applicable supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, the specific manner in which they may be offered, and whether the offered Securities will be listed on any national securities exchange(s), will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before investing in any of the Securities.

The Securities covered by this prospectus may be issued, offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of any Securities covered by this prospectus, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For more information see “Plan of Distribution” in this prospectus.

Our Class A Shares and warrants to purchase Class A Shares, originally issued to the public shareholders of Qell Acquisition Corp. in its initial public offering and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined herein) at an exercise price of $11.50 per Class A Share (the “Public Warrants”), are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM” and “LILMW,” respectively. On July 25, 2024, the closing sale prices as reported on Nasdaq of our Class A Shares and Public Warrants were $0.92 per share and $0.13 per warrant, respectively.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at Galileostraße 335, 82131 Gauting, Germany.

This prospectus may not be used to offer or sell any Securities covered by this prospectus unless accompanied by a prospectus supplement.

Investing in our Securities involves a high degree of risk. Before buying any Securities, you should carefully read the discussion of material risks of investing in our Securities in “Risk Factors” on page 4 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                                , 2024

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. This prospectus does not constitute an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor any underwriters, dealers or agents have taken any action to permit a public offering of the Securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings on a continuous or delayed basis up to $250,000,000 of any combination of the Securities described in this prospectus and the applicable prospectus supplement.

This prospectus provides you with a general description of the Securities that the Company may offer. Each time we use this prospectus to offer any of the Securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that the Company files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Neither the Company nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus or any amendment or supplement to this prospectus.

You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference herein or therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein or the sale of any Securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus is not an offer of the Securities in any jurisdiction where an offer is not permitted.

ii

FREQUENTLY USED TERMS

 Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“Board” means the board of directors of Lilium N.V.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated March 30, 2021, as amended, by and among Lilium GmbH, Merger Sub, Qell and Lilium.

“Class A Shares” means the ordinary shares A, with a nominal value of €0.01 per share, in the share capital of Lilium.

“Class B Shares” means the ordinary shares B, with a nominal value of €0.03 per share, in the share capital of Lilium.

“Class C Shares” means the ordinary shares C, with a nominal value of €0.02 per share, in the share capital of Lilium.

“Closing Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.

“Company” means Lilium, unless the context indicates otherwise.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“DCGC” means the Dutch Corporate Governance Code 2016.

“eVTOL” means electric vertical take-off-and-landing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“General Meeting” means a general meeting of the shareholders of the Company.

“Lilium,” as well as terms such as “we,” “us,” “our” and similar terms, means (i) Lilium N.V., together with its subsidiaries, after conversion into a Dutch public limited liability company and (ii) Lilium B.V. prior to the conversion into a Dutch public liability company. As the context may require, the foregoing terms may also refer to local holders of air operator certificates or similar aviation operating authorities who Lilium anticipates will operate and control Lilium network air carrier operations in certain jurisdictions in order to comply with applicable law.

“Lilium Jets” means the fully electric eVTOL aircraft being developed by Lilium.

“Nasdaq” means The Nasdaq Global Select Market.

“Public Warrants” means the publicly listed warrants of Lilium N.V. to purchase one Class A Share at a price of $11.50, subject to adjustment, trading on the Nasdaq under the symbol “LILMW.”

“Qell” means Qell Acquisition Corp., a Cayman Islands exempted company

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, collectively, the Class A Shares, warrants to purchase Class A Shares and rights to purchase Class A Shares offered under this prospectus.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the Class A Shares, the Class B Shares and the Class C Shares.

“Sponsor” means Qell Partners LLC, a Cayman Islands limited liability company.

iii

PROSPECTUS SUMMARY

This summary highlights certain information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Lilium is a next-generation aviation company. We are focused on developing an electric vertical take-off and landing (“eVTOL”) aircraft for use in a new type of high-speed air transport system for people and goods — one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from areas designed specifically for eVTOL aircraft to take off and land (“Vertiports”) close to homes and workplaces, (iii) be affordable for a large part of the population, and (iv) be more environmentally sustainable than current regional air transportation.

The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jet to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales within a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.

Currently, our development efforts are focused on finalizing the detailed design for the Lilium Jet, the ongoing certification process for the Lilium Jet with the European Union Aviation Safety Agency and the U.S. Federal Aviation Administration, focusing on quality, compliant and on time deliveries from our suppliers, and building out our manufacturing capacity. We plan to rely on two business models. First, we intend to target general business aviation customers as a business line that we intend to deploy in tailored offerings primarily with our four-seater Lilium Jet aircraft through private or fractional ownership sales along with related aftermarket services. Second, we plan to provide a turnkey enterprise solution by selling fleets of four- and six-seater Lilium Jet models, and related aftermarket services, directly to aircraft operators and other commercial customers.

We expect to fund our ongoing operations until type certification and entry into service with existing cash on hand, non-dilutive methods of financing such as debt instruments, government support (including, as previously announced, potentially from the German and French governments) and pre-delivery payments from customers, among other non-dilutive methods, and also dilutive methods of financing such as the issuance of additional equity securities (including pursuant to facilities such as a standby equity purchase agreement or an equity line of credit) and potentially additional investments by existing shareholders. In addition, part of our business strategy, we continue to evaluate strategic opportunities with a number of potential counterparties, including private investors, strategic partners, business counterparties and governmental entities. Such opportunities could also include joint ventures and strategic partnerships. We may enter into non-binding letters of intent as we assess the commercial appeal of potential transactions. Any potential transactions could be material to our business, financial condition and operating results and may involve the issuance of additional Class A Shares and other securities.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

•	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

Additionally, as a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by Nasdaq for U.S. companies. Accordingly, we follow Dutch corporate governance rules in lieu of certain of Nasdaq’s corporate governance requirements.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in the Securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in the Securities.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021, solely for the purpose of effectuating the business combination pursuant to the business combination agreement, dated March 30, 2021, as amended (the “Business Combination”), by and among Lilium GmbH, Queen Cayman Merger LLC, Qell Acquisition Corp. and Lilium. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings. Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Galileostraße 335, 82131 Gauting, Germany. On February 1, 2024, the address, but not the physical location, of our principal executive office changed from Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany to Galileostraße 335, 82131 Gauting, Germany. Our telephone number is +49 160 9704 6857.

We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. We have included our website as an inactive textual reference only. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.

The Lilium name, logos  and other trademarks and service marks of Lilium appearing in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and/or the documents incorporated by reference herein or therein may contain additional trademarks, service marks and trade names of others which are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

RISK FACTORS

An investment in the Securities carries a significant degree of risk. Before you decide to purchase any Securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of the Securities could decline and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement or documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events.

Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,”“ongoing,”“opportunity,”“plan,”“potential,”“predict,”“project,”“result,”“should,”“strategy,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus or documents incorporated by reference herein include, but are not limited to, statements regarding our business plan, operations, cash flows, financial position and dividend policy.

Lilium operates and will continue to operate in a rapidly changing emerging industry. New risks emerge daily. Given these risks and uncertainties, you should not rely on or place undue reliance on these forward- looking statements, including any statements regarding Lilium’s expected funding sources when or whether any strategic collaboration between Lilium and the respective collaborator will be effected, the number, price or timing of any Lilium Jets to be sold (or if any such Lilium Jets will be sold at all), the price to be paid therefor and the timing of launch or manner in which any proposed eVTOL network or anticipated commercial activities will operate, Lilium’s business and product development strategies or certification program.

Forward-looking statements are subject to known and unknown risks and uncertainties and may be based on potentially inaccurate assumptions, any of which could cause actual events or results to differ materially from those contained in or implied by our forward-looking statements. Many factors could cause actual future events and operating results to differ materially from the forward-looking statements contained herein, including factors described under the section entitled “Risk Factors” in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file periodically with the SEC after the date of this prospectus.

Additionally, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable as of the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the Securities and/or payable to us upon the exercise of Warrants will be used for general corporate purposes and other business opportunities.

CAPITALIZATION AND INDEBTEDNESS

Information on our consolidated capitalization and indebtedness will be contained, if necessary, in a prospectus supplement or in a report subsequently furnished to the SEC and specifically incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL

This section of the prospectus includes a description of the material terms of our articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our articles of association. We urge you to read the full text of our articles of association.

Overview

We were incorporated as Qell DutchCo B.V. on March 11, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and were renamed Lilium B.V. by separate deed of amendment of the articles of association on April 8, 2021. In connection with the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., pursuant to a deed of conversion and amendment of our articles of association adopted on September 10, 2021 (as amended, the “articles of association”). We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82165874.

Our class A ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of the articles of association and applicable Dutch law.

Lilium is a Dutch public limited liability company (naamloze vennootschap). Lilium has a one-tier board structure, which consists of ten members, two executive directors and eight non-executive directors, as discussed in more detail under “Item 6. Directors, Senior Management and Employees-C. Board Practices-Board Structure.”

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that we may issue without amending the articles of association and may be a maximum of five times the issued capital. At the Company’s extraordinary general meeting on May 25, 2023 (the “EGM”), the Company’s shareholders approved the reduction of the nominal value of each Class A Share, Class B Share and Class C Share to €0.01, €0.03 and €0.02, respectively, and the related reduction of the authorized share capital of the Company to €16,204,517.36, which became effective on August 1, 2023 (the “Share Capital Reduction”). The articles of association provide for an authorized share capital in the amount of €16,204,517.36, which will be divided into:

1,498,386,411 Class A ordinary Shares;

24,413,065 Class B Shares; and

24,413,065 Class C Shares.

As of the moment the Company’s issued and outstanding share capital amounts to €15,000,000, the authorized share capital shall automatically increase to € 33,993,333.30, which will be divided into:

3,277,268,005 Class A ordinary shares with a nominal value of €0.01 per share;

24,413,065 Class B ordinary shares with a nominal value of €0.03 per share; and

24,413,065 Class C ordinary shares with a nominal value of €0.02 per share.

Issued and Outstanding Share Capital

Our issued share capital as of July 23, 2024 consisted of:

599,073,361 Class A Shares; and

21,879,935 Class B Shares.

Authorization of Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. The articles of association provide that Shares may be issued pursuant to (i) a resolution proposed by the Board and adopted by the General Meeting or (ii) a resolution of the Board if, pursuant to a resolution of the General Meeting, the Board has been authorized for a specific period not exceeding five years to issue Shares. Pursuant to the articles of association, the General Meeting may authorize the Board to issue Shares or grant rights to subscribe for Shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to issue Shares or grant rights to subscribe for Shares. Pursuant to the articles of association, Shares shall be issued up to the amount of the authorized share capital (from time to time).

Currently, the Board is irrevocably authorized to (i) issue Class A Shares and to grant rights to subscribe for Class A Shares, all to the extent the Company has committed itself in connection with the employee stock option program implemented by Lilium GmbH in 2017, the Lilium 2021 Equity Incentive Plan and the Lilium 2021 Employee Share Purchase Plan for a period of five years as of September 10, 2021, in an amount up to a maximum of 46,725,378 Class A Shares (the “Incentive Plan Delegation”) and (ii) issue Class A Shares and to grant rights to subscribe for Class A Shares for a period of 36 months from June 26, 2024 up to 25% of the issued share capital calculated as of June 26, 2024 (the “June 2024 Issuance Delegation”).

Conversion of Class B Shares

Class B Shares may only be Transferred (as defined in the articles of association) to (i) Permitted Transferees (as defined in the articles of association) or (ii) Lilium. A Class B Share will be converted into one Class A Share and one Class C Share (in accordance with the articles of association) upon the occurrence of a Conversion Event or a Shares B Compulsory Conversion Event (each as defined in the articles of association). If a Class C Share is held by anyone other than Lilium (whether or not as a consequence of conversion), such holder of Class C Shares (a Transferor) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. The end result of the conversion of Class B Shares is that a Lilium shareholder will acquire one Class A Share for each converted Class B Share. If Lilium fails to accept the offered Class C Shares from the Transferor within three months after receipt of notice, the Transferor’s dividend rights attached to its Class C Shares will revive.

In addition, an Initial Qualified Holder (as defined in the articles of association) may convert its Class B Shares into one Class A Share and one Class C Share for each Class B Share. Such Initial Qualified Holder must notify the non-executive directors of the Board of such conversion by written notice. The business day following the date of such written notice shall be considered as the date of the conversion.

Pre-emptive Rights

Under the articles of association, each holder of Class A Shares or Class B Shares (as applicable) shall have a pre-emption right pro rata to the total number of (in aggregate) Class A Shares and Class B Shares (whereby the Class A Shares and Class B Shares shall, for the purposes hereof, be treated as a single class of shares) held by such person on the date of the resolution to issue the Class A Shares and/or Class B Shares, it being understood that this pre-emption right shall not apply to an issuance of Class A Shares:

•	to employees of Lilium or employees of a Lilium group company; and

•	to a person exercising a previously obtained right to acquire Class A Shares or Class B Shares, in accordance with the provisions of the articles of association.

No pre-emption rights shall apply in respect of an issuance of Class C Shares. The pre-emptive rights in respect of newly issued Class A Shares or Class B Shares may be restricted or excluded by a resolution of the General Meeting, upon proposal by the Board. Pursuant to the articles of association, the General Meeting may authorize the Board to limit or exclude the pre-emptive rights in respect of newly issued Class A Shares or Class B Shares. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years. A resolution of the General Meeting to restrict or exclude the pre-emptive right or to authorize the Board to limit or exclude the pre-emptive rights requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

The Board is currently irrevocably authorized (i) for a period of five years as of September 10, 2021 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares under the Incentive Plan Delegation (ii) for a period of 36 months following June 26, 2024, to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares under the June 2024 Issuance Delegation.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) require a written deed of transfer and, unless Lilium is a party to the deed of transfer, an acknowledgement by or proper service upon Lilium to be effective.

Under the articles of association, if one or more Shares are admitted to trading on Nasdaq or any other Regulated Market (as defined in the articles of association), Lilium may, by Board resolution, determine that the laws of the State of New York will apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, must be made public as required by law and be made available for inspection at our office and the Dutch trade register. The Board adopted such a resolution effective as of the closing of the Business Combination.

There are no restrictions on the transferability of the Shares in the articles of association or under Dutch law, with the proviso that (i) Class B Shares can only be transferred to (a) Permitted Transferees (as defined in the articles of association) and/or (b) the Company and (ii) if at any time Class C Shares are held by anyone other than the Company (regardless as a consequence of conversion), such holder of Class C Shares (a “Transferor”) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. However, the issuance and offering of Shares to persons located or resident in, or who are citizens of, or who have a registered address in certain countries, and the transfer of Shares into certain jurisdictions, may be subject to specific regulations or restrictions.

Form of Shares

Pursuant to the articles of association, Shares are registered shares.

Purchase and Repurchase of Shares

Under Dutch law, Lilium may not subscribe for newly issued Shares. Lilium may acquire Shares, subject to applicable provisions and restrictions of Dutch law and the articles of association, to the extent that:

•	such Shares are fully paid-up;

•	our equity capital, reduced by the acquisition price of the Shares, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or the articles of association;

•	following the transaction contemplated, at least one Share remains outstanding and is not held by Lilium; and

•	since Lilium’s Class A Shares are admitted to trading on a Regulated Market (as defined in the articles of association), the nominal value of the Shares to be acquired, already held by Lilium or already held by Lilium as pledgee or that are held by Lilium subsidiaries, does not exceed 50% of our issued capital.

Other than Shares acquired gratuitously (om niet) or under universal title of succession (onder algemene titel) (e.g., through a merger or demerger) under statutory Dutch or other law, Lilium may acquire Shares pursuant to the restrictions set out above only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of Shares can be granted for a maximum period of 18 months. Such authorization must specify the number of Shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Shares are acquired by Lilium on Nasdaq with the intention of transferring such Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. Lilium cannot derive any right to any distribution from Shares or voting rights attached to Shares acquired by it.

Capital Reduction

The General Meeting may resolve to reduce our issued share capital by (i) cancelling Shares or (ii) reducing the nominal value of the Shares by amending the articles of association (provided that the nominal value of a Share cannot be less than €0.01). In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel Shares may only relate to Shares held by Lilium itself or in respect of which Lilium holds the depository receipts. Under Dutch law, a resolution of the General Meeting to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution of the General Meeting to reduce the capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

A reduction of the nominal value of Shares without repayment and without release from the obligation to pay up the Shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meetings and Voting Rights

General Meetings

General Meetings are held in Amsterdam, Rotterdam, Utrecht, the Hague or in Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our financial year, or later, as may be permitted by Dutch law. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

The Board may convene additional extraordinary General Meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders, alone or jointly representing at least 10% of our issued share capital, may request that a General Meeting be convened, the request setting out in detail the matters to be considered. If no General Meeting has been held within eight weeks of the shareholder(s) making such request, that/those shareholder(s) will be authorized to request in summary proceedings a Dutch district court to convene a General Meeting.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting, the agenda will generally include, among other things, the management report (as far as required by law), the adoption of our annual accounts and the granting of discharge from liability to members of the Board for actions in respect of their management during the preceding financial year. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of General Meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant General Meeting is scheduled to be held. In accordance with the DCGC (as defined below), a shareholder is expected to exercise the right of putting an item on the agenda only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the Company’s strategy, the Board may invoke a response time of a maximum of 180 days from the moment the Board is informed of the request. No resolutions may be adopted on items other than those that have been included in the agenda (unless the resolution would be adopted unanimously during a meeting where the entire issued capital of the Company is present or represented).

In addition to the DCGC, the Board may invoke a statutory cooling-off period up to a maximum of 250 days (wettelijke bedenktijd) as set out in the Dutch Civil Code. For the Company, the statutory cooling-off period will apply in case:

•	shareholders requesting the Board to have the General Meeting consider a proposal for the appointment, suspension or dismissal of one or more directors, or a proposal for the amendment of one or more provisions in the articles of association relating thereto; or

•	a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having been reached agreement about the offer; and

•	only if the Board also considers the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

If the Board invokes such cooling-off period, this causes the powers of the General Meeting to appoint, suspend or dismiss directors (and to amend the articles of association in this respect) being suspended. The Board must use the reflection period to obtain all necessary information for a careful determination of policy it wishes to pursue in the given situation. The Board shall thereby, in any event, consult those shareholders that represent at least 3% of the issued capital at the time the cooling-off period is invoked and the works council (to the extent established). The position of these shareholders and the works council shall, but only with their approval, be published on the Company’s website. The Board shall report on the course of events and the policy that has been pursued since the cooling-off period was invoked. No later than one week after the last day of the cooling-off period, the Company shall have to publicly disclose the report. The report shall also be discussed at the first General Meeting after the expiry of the cooling-off period.

The cooling-off period has a maximum term of 250 days, calculated from:

•	the day after the latest date on which shareholders may request an item to be placed on the agenda of the next General Meeting (which is 60 days before the day of the meeting);

•	the day after the day on which the public offer is made; or

•	the day the court in preliminary relief proceedings has granted authority to shareholders holding at least 10% of the issued share capital to convoke a General Meeting.

•	All shareholders who solely or jointly hold 3% of the issued share capital may request the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) (the “Enterprise Chamber”) to terminate the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•	the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

•	the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

•	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no “stacking” of defensive measures).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to the articles of association and Dutch law, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting.

Pursuant to the articles of association, the General Meeting is presided over by the Chairman of the Board or, if he is absent, by one of the other non-executive directors designated for that purpose by the Board. If no non-executive directors are present at the meeting, the General Meeting shall be presided by one of the executive director designated for that purpose by the Board.

Voting Rights and Quorum

In accordance with Dutch law and the articles of association, and in each case without prejudice to the Voting Cap (as defined hereinafter) being applicable to any shareholder:

•	each Class A Share confers the right to cast 1 vote in a General Meeting;

•	each Class B Share confers the right to cast 3 votes in a General Meeting; and

•	each Class C Share confers the right to cast 2 votes in a General Meeting.

No votes may be cast at a General Meeting in respect of Shares that are held by the Company or any subsidiary, nor in respect of Shares for which the Company or any subsidiary holds depositary receipts. However, holders of a right of pledge or a right of usufruct on Shares held by the Company or a subsidiary are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to the Company or the subsidiary. The Company or the subsidiary may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder does not need to be a shareholder. Only the holder of a usufruct or pledge on Class A Shares shall have the voting rights attached thereto if so transferred and provided for when the usufruct or pledge was created.

The voting of any shareholder who opts in for the Shareholders’ Covenant (as defined in the articles of association) and is in breach of its commitment not to hold and/or acquire more than 24.9% of the total voting rights exercisable in the General Meeting, is capped at 24.9% of the votes that may be issued in the relevant General Meeting (the “Voting Cap”). The foregoing is subject to the Board determining that the relevant shareholder is in breach of its Shareholders’ Covenant.

Each of our shareholders is obliged to provide the Board with all information relevant to assess the applicability of the Voting Cap to the number of votes in the General Meeting available to such shareholder.

Under the articles of association, blank votes (votes where no choice has been made) and invalid votes shall not be counted as votes cast.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or the articles of association provide for a special majority in relation to specified resolutions. Subject to any provision of mandatory Dutch law, the articles of association do not provide for a quorum requirement other than for the following:

(i)            a resolution to amend the articles of association as result of which one or more of the following articles is amended or abolished requires the prior approval of the Class A Shares, which approval can only be granted by a majority of the votes cast in a meeting in which at least 50% of the issued and outstanding Class A Shares are present or represented:

•	article 1 subsections j, n, s, aa, bb, dd, mm or nn;

•	article 4 paragraph 2 or paragraph 3, to the extent it concerns a change of the nominal value of the Shares;

•	article 4A;

•	article 7 paragraph 1 or paragraph 2;

•	article 16 paragraph 10, paragraph 11 or paragraph 12;

•	article 22 paragraph 5;

•	article 26 paragraph 4;

        (ii)           a resolution to amend the articles of association as a result of which article 14 paragraph 3 or article 26 paragraph 5 is amended or abolished, which requires within the first three years after the Closing Date a majority of at least 85% of the votes cast in a meeting in which at least 85% of the issued and outstanding share capital is present of represented.

Subject to certain restrictions in the articles of association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions taken at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to amend the articles of association. A resolution to amend the articles of association that negatively impacts the rights of holders of Class B Shares requires the prior approval of the Class B Shares voting as a separate class.

Merger, Demerger and Dissolution

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to dissolve, or to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code. Such resolution requires a majority of at least two-thirds the votes cast, if less than half of the issued capital is represented at the General Meeting.

In the event of dissolution of the Company and unless Dutch law provides otherwise, the liquidation shall be effected by the Board unless the General Meeting appoints one or more other persons for this purpose.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three expert(s) who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder.

Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

Any sale or transfer of all of our assets (see “- Certain Other Major Transactions” below) and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting (see “- Merger, Demerger and Dissolution” above).

Certain Other Major Transactions

The articles of association and Dutch law provide that resolutions of the Board concerning a material change in our identity, character or business are subject to the approval of the General Meeting. Such changes include:

•	a transfer of all or materially all of our business/enterprise to a third party;

•	the entry into or termination of a long-lasting cooperation of the Company or of a subsidiary either with another legal person or company, or as a fully liable general partner of a limited partnership or a general partnership, if this cooperation or termination is of essential importance to the Company; and

•	the acquisition or disposition of a participating interest in the capital of a company by the Company or by one of our subsidiaries with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Dividends and Other Distributions

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or by the articles of association.

Distribution of profits shall be made after the adoption of the financial statements from which it appears that the distribution is allowed. The holders of Class A Shares and Class B Shares shall be entitled pari passu to the profits of the Company, pro rata to the total number of Class A Shares and Class B Shares held, provided that out of the profit of any financial year, the holders of Class C Shares shall be entitled to a maximum amount per financial year equal to 0.1% of the nominal value of such Class C Shares. The Board is permitted to declare interim dividends without the approval of the General Meeting. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that our shareholders’ equity, based on interim financial statements, exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of Dutch law or the articles of association from our shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Shares owned by the Company shall not bear any dividend rights unless rights of usufruct are created in respect of such Shares prior to the acquisition by the Company, in which case the holder of usufruct shall be entitled to any dividends on the underlying Shares.

The corporate body that declares the (interim) dividend may determine that distributions shall be made in whole or in part in a currency other than the Euro. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring). Unless the General Meeting resolves, at the proposal of the Board, upon a different term for that purpose, dividends shall be made payable within 30 days after they are declared.

The General Meeting declaring a dividend may, upon proposal of the Board, decide that such dividend will be distributed, wholly or partly, other than in cash.

We do not anticipate paying any dividends on Shares for the foreseeable future. See the section entitled “Dividend Policy” in our annual report on Form 20-F incorporated by reference herein.

Exchange Controls and other Provisions relating to non-Dutch Shareholders

Under Dutch law, subject to the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions, there are no exchange control restrictions on investments in, or payments on, Shares (except as to cash amounts). There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote Shares.

Public Warrants

As of July 23, 2023, there were 12,649,936 Public Warrants outstanding.

The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, became exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms.

We will not be obligated to deliver any Class A Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and we will not be obligated to issue a Class A Share upon exercise of a Public Warrant unless the Class A Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

Under the terms of the warrant agreement relating to the Public Warrants (the “Warrant Agreement”), we were obligated, as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, to use commercially reasonable efforts to file with the SEC a registration statement covering the Class A Shares issuable upon exercise of the Public Warrants. We were obligated to use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and we are obligated to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Shares until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if the Class A Shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so appoint, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A Shares issuable upon exercise of the Public Warrants is not effective, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants for cash when the price per Class A Share equals or exceeds $18.00.

We may call the outstanding Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

•	if, and only if, the closing price of the Class A Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the Public Warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (subject to adjustment as described below).

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date.

Redemption of Public Warrants for cash when the price per Class A Share equals or exceeds $10.00. We may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A Shares (as defined below);

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (subject to adjustment as described below); and

•	if the Reference Value is less than $18.00 per share (subject to adjustment as described below), the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of Class A Shares that a Public Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A Shares on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of the Class A Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the affected holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Class A Shares issuable upon exercise of a Public Warrant or the exercise price of the Public Warrant is adjusted as set forth under the heading “-Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Public Warrant after such adjustment and the denominator of which is the price of the Public Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted.

Redemption Date	Fair Market Value of Class A Shares
(period to expiration of Public Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Shares to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of the Class A Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Shares for each Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the Class A Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 Class A Shares for each Public Warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Shares per warrant (subject to adjustment).

No fractional Class A Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Shares to be issued to the holder.

Anti-Dilution Adjustments

If the number of outstanding Class A Shares is increased by a capitalization or share dividend payable in Class A Shares, or by sub-divisions of Class A Shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Class A Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Class A Shares. A rights offering made to all or substantially all holders of Class A Shares entitling holders to purchase Class A Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Shares equal to the product of  (i) the number of Class A Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A shares) and (ii) one minus the quotient of  (x) the price per Class A Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Shares, in determining the price payable for Class A Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Class A Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A Shares on account of such Class A Shares, other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Shares issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Share in respect of such event.

If the number of outstanding Class A Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Class A Shares.

Whenever the number of Class A Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Shares (other than those described above or that solely affects the par value of such Class A Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Class A Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Shares in such a transaction is payable in the form of Class A Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Public Warrants and the Warrant Agreement set forth in the Qell initial public offering prospectus, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders.

Voting Rights of Public Warrant Holders

The Public Warrant holders do not have the rights or privileges of holders of Class A Shares and do not have any voting rights until they exercise their Public Warrants and receive Class A Shares. After the issuance of Class A Shares upon exercise of the Public Warrants, each holder will be entitled to 12 votes for each Class A Share held of record on all matters to be voted on by shareholders.

Certain Disclosure Obligations

We are subject to certain disclosure obligations under Dutch and U.S. law and the rules of Nasdaq. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of Nasdaq as such laws and rules exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

Financial Reporting Under Dutch Law

The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”) applies to our financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As our corporate seat is in the Netherlands and our Class A Shares are listed on Nasdaq, the FRSA will be applicable to the Company.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from the Company regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to the Company that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Periodic Reporting Under U.S. Securities Law

We are a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer with the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and Nasdaq’s listing standards. Under the Nasdaq rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the Nasdaq rules permit a “foreign private issuer” to comply with our home country rules in lieu of the listing requirements of Nasdaq.

Nasdaq Rules

For so long as our shares are listed on Nasdaq, we will be required to meet certain requirements relating to ongoing communication and disclosure to Lilium shareholders, including a requirement to make any annual report filed with the SEC available on or through our website and to comply with the “prompt disclosure” requirement of Nasdaq with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on Nasdaq must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/ corporate governance, compensation and audit committees and shareholder approval of certain transactions.

Certain Insider Trading and Market Manipulation Laws

Dutch and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the Board and our employees in Shares or in financial instruments the value of which is determined by the value of the shares.

The Netherlands

On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. It has come to the Company’s attention that some of our Class A Shares are traded on certain open markets (Freiverkehr) in Germany (being a member state of the EU). The trading of these Class A Shares on certain open markets (Freiverkehr) in Germany was implemented and is being conducted without our approval. These open markets in Germany are qualified as multilateral trading facilities (“MTFs”) or organized trading facilities (“OTFs”) within the scope of the MAR.

Under the MAR, certain provisions of the MAR apply to the securities of companies whose securities are traded on MTFs or OTFs irrespective of whether such company has approved the trading of its securities on such open market (for example, the provisions under the MAR relating to unlawful disclosure of inside information and market manipulation). Certain (other) provisions of the MAR are only applicable to the securities of companies who have approved and/or have requested admission to trading of its financial instruments on a regulated market, an MTF or OTF (for example, the provisions under the MAR relating to public disclosure of inside information and notification rules for director dealings), which provisions of the MAR do not apply to the Company given that it did not approve the trading of its securities on certain open markets (Freiverkehr) in Germany.

United States

The United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.

We have identified those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the prohibitions on insider trading and market manipulation imposed by U.S. laws, including the sanctions that can be imposed in the event of a violation of those rules.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Lilium

Our directors, officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

As we have our registered seat in the Netherlands and have our Class A Shares listed on a third (non-EU) country market equivalent to a regulated market (e.g., Nasdaq), we are subject to the Dutch Corporate Governance Code, the updated version of which was published on December 20, 2022, and which entered into force on January 1, 2023, and finds its statutory basis in Book 2 of the Dutch Civil Code (the “DCGC”). The DCGC contains both principles and best practice provisions for the Board, shareholders and the General Meeting, financial reporting, auditors, disclosure compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, we are required to disclose in our management report publicly filed in the Netherlands whether or not we are complying with the various provisions of the DCGC. If we do not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), we are required to explain the reasons for such non-compliance.

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in our annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in our annual accounts.

Transfer Agent and Warrant Agent

Under the articles of association, the Board may resolve, with due observation of the statutory requirements, that the laws of the State of New York apply to the property law aspects of the Shares for as long as the Shares are in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent and/or listed on a Regulated Market (as defined in our articles of association).

We have listed the Shares in book-entry form and such Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ and warrant holders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. Our Class A Shares and the Public Warrants trade on Nasdaq in book-entry form.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding; or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our initial shareholders became able to sell their Shares pursuant to Rule 144 without registration one year after the Closing Date.

Listing of Securities

Our Class A Shares and the Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Class A Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Class A Shares and/or warrants could be delisted from Nasdaq. A delisting of our Class A Shares and warrants will likely affect the liquidity of our Class A Shares and warrants and could inhibit or restrict our ability to raise additional financing.

DESCRIPTION OF WARRANTS

The following summary description of the Warrants, and any description of Warrants contained in any applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.

The Company may issue Warrants to purchase Class A Shares independently or together with any other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as the Company’s agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The terms of any Warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such Warrants;

•	the aggregate number of the Warrants offered;

•	the price or prices at which the Warrants will be issued and exercised;

•	the currency or currencies in which the price of such Warrants will be payable;

•	the securities purchasable upon exercise of such Warrants;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security;

•	if applicable, the date on and after which such Warrants will be transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, any material Dutch, German and/or United States federal income tax consequences;

•	the effect of any merger, consolidation, sale or other disposition of the Company’s business on the warrant agreement and the Warrants;

•	redemption or call provisions, if any, applicable to the Warrants;

•	the anti-dilution provisions of the Warrants, if any; and

•	any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange and exercise of the Warrants, if applicable.

Holders of Warrants convertible into Class A Shares will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the Class A Shares purchasable upon exercise of the Warrants.

DESCRIPTION OF RIGHTS

The following summary description of the Rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.

The Company may issue Rights to purchase Class A Shares that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.

Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.

The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:

•	the title of the Rights;

•	the date of determining the securityholders entitled to the Rights distribution;

•	the Securities for which the Rights are exercisable;

•	the aggregate number of Rights issued and the aggregate number of Class A Shares and/or Warrants purchasable upon exercise of the Rights;

•	the exercise price;

•	the date on which the Rights become exercisable and the date on which the Rights will expire;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

•	if applicable, a discussion of the material Dutch, German and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

•	the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to purchase for cash the principal amount of Class A Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void.

If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

PLAN OF DISTRIBUTION

The Company may offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of $250,000,000. The Company has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by the Company. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

•	in ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers or underwriters who may act solely as agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the Securities covered by this prospectus;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, including the Company’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration to be paid therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from the Company, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Company, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the Securities may be effected from time to time in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities covered by this prospectus may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In addition, we may issue the Securities as a dividend or distribution or in a Rights offering to our existing securityholders. In some cases, we or any dealers acting for us may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.

The Securities covered by this prospectus may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities covered by this prospectus. That compensation may be in the form of discounts, concessions or commissions to be received from the Company or from the purchasers of the Securities covered by this prospectus. Any dealers and agents participating in the distribution of the Securities covered by this prospectus may be deemed to be underwriters, and compensation received by them on resale of the Securities covered by this prospectus may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sales through Underwriters or Dealers

If underwriters are used in a sale, the Securities covered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities covered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of the Securities covered by this prospectus, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of the Securities covered by this prospectus, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities covered by this prospectus.

If a dealer is used in the sale of the Securities covered by this prospectus, the Company will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the Company will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities covered by this prospectus. If required, the Company will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales

The Company may directly solicit offers to purchase the Securities covered by this prospectus and may make sales of such Securities directly to institutional investors or others, without using agents, underwriters or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities covered by this prospectus. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, the Company may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a Security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities covered by this prospectus are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered Securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class A Shares (which are currently listed on the Nasdaq Global Select Market under the symbol “LILM”), will be a new issue of securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities, other than the Class A Shares, may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered Securities or that any such market will be maintained.

Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that the Company makes sales to or through one or more underwriters or agents in at-the-market offerings, the Company will do so pursuant to the terms of a distribution agreement between the Company and the underwriters or agents. If the Company engages in at-the-market sales pursuant to a distribution agreement, the Company will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the Company may sell the Securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, the Company also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Company’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, the Company may enter into agreements with such underwriters or agents pursuant to which the Company receives the Company’s outstanding securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from the Company under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities covered by this prospectus in accordance with a redemption or repayment pursuant to the terms of the Securities covered by this prospectus. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.

Derivative Transactions and Hedging

The Company, the underwriters or other agents may engage in derivative transactions involving the Securities covered by this prospectus. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the Securities and other derivative instruments with returns linked to or related to changes in the price of the Securities. In order to facilitate these derivative transactions, the Company may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the Securities in order to facilitate short sale transactions by others. The underwriters may also use the Securities purchased or borrowed from the Company or others (or, in the case of derivatives, Securities received from the Company in settlement of those derivatives) to directly or indirectly settle sales of the Securities or close out any related open borrowings of the Securities.

Loan or Pledge of Securities

The Company may loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in the Securities or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

The Company may also make sales through the Internet or through other electronic means. Since the Company may from time to time elect to offer the Securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such Securities, you should pay particular attention to the description of that system the Company will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such Securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, Securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which the offered Securities would be sold and the allocation of the offered Securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.

Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the offered Securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of the Securities will be identified and their compensation described in an applicable prospectus supplement.

Under the securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the Company’s securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Company’s securities to engage in market-making activities with respect to the Company’s securities. These restrictions may affect the marketability of the Company’s securities and the ability of any person or entity to engage in market-making activities with respect to the Company’s securities.

EXPENSES RELATED TO THE OFFERING

The Company will incur an SEC registration fee of $36,900, and will also incur printing and engraving costs, legal fees and expenses, accounting fees and expenses, and where applicable, Financial Industry Regulatory Authority Inc. filing fees and listing fees of any national securities exchange, and others in connection with the offering of the Securities. Expenses of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

LEGAL MATTERS

Freshfields Bruckhaus Deringer LLP has advised us on certain legal matters as to Dutch law. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Additionally, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•	our Reports on Form 6-K, furnished to the SEC on January 5, 2024, February 21, 2024 (except for the press release attached as Exhibit 99.1 thereto), February 23, 2024 (except for the press release attached as Exhibit 99.1 thereto), February 27, 2024 (except for the press release attached as Exhibit 99.1 thereto), March 25, 2024, May 3, 2024, May 16, 2024, May 23, 2024, May 24, 2024, May 29, 2024 (except for the press release attached as Exhibit 99.1 thereto), May 30, 2024, May 31, 2024 (except for the press release attached as Exhibit 99.3 thereto), June 11, 2024, June 26, 2024, July 12, 2024, July 17, 2024 (except for the press release attached as Exhibit 99.1 and corporate presentation update attached as 99.3 thereto) and July 18, 2024 (except for the press release attached as Exhibit 99.1 and the corporate presentation update attached as Exhibit 99.2 thereto);

•	the first paragraphs of the Explanatory Notes of our Reports on Form 6-K, furnished to the SEC on May 6, 2024 and May 15, 2024;

•	the first and second paragraphs of the Explanatory Note of our Report on Form 6-K, furnished to the SEC on May 13, 2024;

•	the first and second paragraphs under the sub-heading “Launch of Capital Raise” of our Report on Form 6-K, furnished to the SEC on May 23, 2024;

•	the first three paragraphs of the Explanatory Note of our Report on Form 6-K and Exhibit 99.1 attached thereto, furnished to the SEC on May 24, 2024; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are, or selected portions of which are, identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:

Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the Company for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of certain provisions of Dutch law or the articles of association. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our non-executive directors and executive directors. In certain circumstances, they may also incur other specific civil and criminal liabilities.

Pursuant to our articles of association and unless Dutch law provides otherwise, the Company shall indemnify and hold harmless each executive director and non-executive director, both former directors and directors currently in office, each person who is or was serving as an officer, each person who is or was serving as a proxy holder and each person who is or was a member of the board or supervisory board or officer of other companies or corporations, partnerships, joint ventures, trusts or other enterprises by virtue of their functional responsibilities with the Company or any of its Subsidiaries (each of them an “Indemnified Person”) against any and all liabilities, claims, judgments, fines and penalties (“Claims”) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or any subsidiaries within the meaning of Section 2:24a of the Dutch Civil Code (“Subsidiaries”), in relation to acts or omissions in or related to their capacity as an Indemnified Person.

Claims will include derivative actions brought on behalf of the Company or any Subsidiaries against the Indemnified Person and Claims by the Company (or any Subsidiaries) itself for reimbursement for Claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

The Indemnified Person will not be indemnified with respect to Claims insofar as they relate to the gaining in fact of personal profits, advantages or compensation to which the Indemnified Person was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Expenses shall be deemed to include any tax liability that the Indemnified Person may be subject to as a result of their indemnification.

In the case of a Legal Action against the Indemnified Person by the Company itself or any Subsidiary(s), the Company will settle or reimburse to the Indemnified Person their reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such fees and costs if a competent court in an irrevocable judgment has resolved the Legal Action in favor of the Company or the relevant Subsidiary(s) rather than the Indemnified Person.

Expenses incurred by the Indemnified Person in connection with any Legal Action will also be settled or reimbursed by the Company in advance of the final disposition of such action, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Such Expenses incurred by Indemnified Persons may be so advanced upon such terms and conditions as the Board decides.

        We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits are included or incorporated by reference herein:

Exhibit Index

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of March 30, 2021, by and among Qell Acquisition Corp., Lilium GmbH, Lilium B.V. and Queen Cayman Merger LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

2.2	Amendment No. 1, dated as of July 14, 2021, to Business Combination Agreement, by and among Qell Acquisition Corp., Lilium GmbH, Lilium B.V. and Queen Cayman Merger LLC (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on July 14, 2021).

2.3	Plan of Merger (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

3.1	English Translation of Amended Articles of Association of Lilium N.V. (Unofficial Translation) (incorporated by reference to Exhibit 99.7 to the Report on Form 6-K furnished to the SEC on August 8, 2023).

4.1†	Form of Warrant Agreement (including Form of Warrant) of Lilium N.V.

4.2†	Form of Rights Agreement (including Form of Rights Certificate) of Lilium N.V.

5.1*	Opinion of Freshfields Bruckhaus Deringer LLP.

5.2*	Opinion of Freshfields Bruckhaus Deringer US LLP.

23.1*	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1).

23.2*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.2).

23.3*	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

*     Filed herewith.

†      To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wessling, Germany on the 26th day of July, 2024.

LILIUM N.V.

By:	/s/ Klaus Roewe
Name: Klaus Roewe
Title: Chief Executive Officer and Executive Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Klaus Roewe, Johan Malmqvist, Daniel Wiegand and Roger Franks, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Klaus Roewe	Chief Executive Officer and Executive Director	July 26, 2024
Klaus Roewe	(Principal Executive Officer)

/s/ Johan Malmqvist	Chief Financial Officer	July 26, 2024
Johan Malmqvist	(Principal Financial and Accounting Officer)

/s/ Henri Courpron	Non-executive Director	July 26, 2024
Henri Courpron

/s/ Dr. Thomas Enders	Non-executive Director	July 26, 2024
Dr. Thomas Enders

/s/ Barry Engle	Non-executive Director	July 26, 2024
Barry Engle

/s/ David Neeleman	Non-executive Director	July 26, 2024
David Neeleman

/s/ Margaret M. Smyth	Non-executive Director	July 26, 2024
Margaret M. Smyth

/s/ Gabrielle Toledano	Non-executive Director	July 26, 2024
Gabrielle Toledano

/s/ David Wallerstein	Non-executive Director	July 26, 2024
David Wallerstein

/s/ Daniel Wiegand	Executive Director	July 26, 2024
Daniel Wiegand

/s/ Niklas Zennström	Non-executive Director	July 26, 2024
Niklas Zennström

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lilium N.V., has signed this registration statement on the 26th day of July, 2024.

LILIUM N.V.

By:	/s/ Roger Franks
Name: Roger Franks
Title: Chief Legal Officer